POWER OF ATTORNEY


	The undersigned, an officer of Gulf Power Company, hereby makes, constitutes, and appoints Myra C. Bierria, Laura O. Hewett and Susan D. Ritenour my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission, Form ID and
Initial Statement of Beneficial Ownership of Securities, Statement of Changes in
Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership,
on Forms 3, 4 and 5, respectively, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an officer of Gulf Power Company ceases, unless earlier revoked by me by written documents delivered to the Corporate Secretary of Gulf Power Company.

	Signed this 17th day of March, 2017.




			                           /s/
		                                  Adrianne Collins